UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2015

Casella Waste Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23211	03-0338873
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Greens Hill Lane Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (802) 775-0325

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 6, 2015, Casella Waste Systems, Inc. (“Casella”) held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”) to vote on the following matters, which are described in detail in Casella’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (“SEC”) on September 22, 2015: (i) to elect three (3) Class III members of Casella’s Board of Directors (the “Casella Board”), each to serve a three-year term until the 2018 Annual Meeting of Stockholders or until his respective successors have been duly elected and qualified or until their earlier resignation, death or removal (“Proposal 1”); (ii) approve, in an advisory “say-on-pay” vote, the compensation of Casella’s named executive officers (“Proposal 2”); and (iii) ratify the appointment of McGladrey LLP as Casella’s independent auditors for the fiscal year ending December 31, 2015 (“Proposal 3”). At the 2015 Annual Meeting, the stockholders of Casella re-elected the Casella Board’s nominees, John W. Casella, William P. Hulligan and James E. O’Connor, as Class III directors and approved Proposal 2 and Proposal 3. At the 2015 Annual Meeting, the holders of 37,653,113 votes of Casella’s common stock were represented in person or by proxy, constituting a quorum.

As previously disclosed, up until Wednesday, November 4, 2015, two days before the 2015 Annual Meeting, Casella expected the 2015 Annual Meeting to be a contested meeting. On April 7, 2015, JCP Investment Partnership, LP (“JCP”) delivered a letter, as supplemented on September 25, 2015 (the “Nomination Letter”), to Casella notifying Casella as to the nomination of two (2) nominees, Brett W. Frazier and James C. Pappas, for election to the Casella Board at the 2015 Annual Meeting. On November 4, 2015, JCP delivered a letter to Casella withdrawing the Nomination Letter and, accordingly, its intended nomination of Messrs. Frazier and Pappas for election to the Casella Board at the 2015 Annual Meeting. While JCP withdrew its Nomination Letter and notwithstanding the representation it made to Casella’s stockholders in its definitive proxy statement filed with the SEC on September 29, 2015 that all shares of Casella’s Class A Common Stock represented by properly executed gold proxy cards solicited by JCP would be voted at the 2015 Annual Meeting as marked, including the representation that JCP would use such solicited proxies to vote for the re-election of Mr. O’Connor, JCP chose to cause all of its solicited proxies (i) not to be present at the 2015 Annual Meeting and not to be counted for purposes of constituting a quorum; and (ii) not to be voted at the 2015 Annual Meeting with respect to the election of any directors, including Mr. O’Connor, Proposal 2 or Proposal 3. Accordingly, the quorum amount disclosed above does not include any shares of Casella’s Class A common stock for which JCP had solicited and obtained proxies.

Set forth below are the final voting totals for the proposals acted upon at the 2015 Annual Meeting as provided by IVS Associates, Inc., the independent inspector of elections for the 2015 Annual Meeting:

Proposal 1:	To elect three Class III directors, each to serve for a term expiring at the 2018 Annual Meeting of Stockholders.

Nominee	Votes For	Votes Withheld	Non-Votes
John W. Casella	35,846,428	1,806,685	—
William P. Hulligan	37,013,186	639,927	—
James E. O’Connor	37,013,144	639,969	—

The terms of the following directors continued after the 2015 Annual Meeting: James F. Callahan, Jr., Douglas R. Casella, Michael K. Burke, Joseph G. Doody, Emily Nagle Green and Gregory B. Peters.

Proposal 2:	To approve, in an advisory “say-on-pay” vote, the compensation of Casella’s named executive officers.

Votes For	Votes Against	Votes Abstaining	Non-Votes
36,688,612	828,600	135,901	—

Proposal 3:	To ratify the appointment of McGladrey LLP, an independent registered public accounting firm, as Casella’s independent auditors for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstaining	Non-Votes
36,971,546	497,497	184,070	—

Item 7.01	Regulation FD Disclosure.

On November 6, 2015, Casella issued a press release announcing the preliminary results for the 2015 Annual Meeting (the “Press Release”). The Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1. The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release issued November 6, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casella Waste Systems, Inc.

Date: November 9, 2015	By:	/s/ Edmond R. Coletta
Edmond R. Coletta
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued November 6, 2015